Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to our acquisition of The Private Bank of California, which we refer to as PBOC. The unaudited pro forma combined condensed consolidated statements of financial condition combines as of September 30, 2013 the historical financial information of Banc of California and the historical financial information of PBOC. The unaudited pro forma combined condensed consolidated statements of operations for the nine-month period ended September 30, 2013 and for the twelve-month period ended December 31, 2012 gives effect to our completed acquisitions of PBOC, which closed on July 1, 2013, as if the transaction had been completed on January 1, 2012.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

The value of our shares of common stock issued in connection with the PBOC acquisition was based on the closing price of our common stock on the date the merger was completed. For purposes of the unaudited pro forma combined condensed consolidated financial information, the fair value of our common stock was assumed to be $12.00 per share.

The unaudited pro forma combined condensed consolidated financial information includes estimated pro forma adjustments to record assets and liabilities of PBOC at their respective fair values and represents our pro forma estimates based on available information. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the fair value of the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair value of PBOC’s tangible and identifiable intangible assets and liabilities as of the date the PBOC acquisition was completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact our consolidated statement of operations due to adjustments in yields and interest rates and/or amortization or accretion of the adjusted assets or liabilities. Any changes to PBOC’s shareholders’ equity will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma combined condensed consolidated financial information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not necessarily reflect the exact benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the applicable historical consolidated financial statements and the related notes of Banc of California and PBOC. Historical consolidated financial statements of Banc of California and PBOC have been filed with the SEC.

The unaudited pro forma combined shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of our common stock or the actual or future results of operations of Banc of California for any period. Actual results may be materially different than the pro forma information presented.

Banc of California, Inc.

Proforma Condensed Statements of Financial Condition

As of September 30, 2013 and December 31, 2012

(Dollars in thousands)

(Unaudited)

	As of September 30, 2013	As of December 31, 2012
			PBOC Merger			Proforma
				Proforma		Combined
	BANC	BANC	PBOC	Merger		BANC &
	Historical*	Historical	Historical	Adjustments		PBOC
Assets:
Cash and due from banks	$7,951	$8,254	$33,708	$(27,915)	(1)	$14,047
Interest-bearing deposits	408,059	100,389	3,238	-		103,627

Total cash and cash equivalents	416,010	108,643	36,946	(27,915)	(1)	117,674
Time deposits in financial institutions	2,938	5,027	-	-		5,027
Securities available for sale, at fair value	167,998	121,419	299,041	(2,495)	(2)	417,965
Loans held for sale	367,111	113,158	-	-		113,158
Loans and leases receivable, net of allowance	2,577,058	1,234,023	367,403	(3,475)	(3)	1,597,951
Federal Home Loan Bank and other bank stock, at cost	14,789	8,842	3,544	-		12,386
Servicing rights, net	7,603	2,278	-	-		2,278
Accrued interest receivable	10,425	5,002	2,035	-		7,037
Other real estate owned, net	1,383	4,527	-	-		4,527
Premises, equipment, and capital leases, net	64,523	16,147	1,321	5	(4)	17,473
Bank-owned life insurance	18,834	18,704	-	-		18,704
Deferred income tax, net	5,515	7,572	150	(4,207)	(5)	3,515
Goodwill	22,086	7,048	-	13,868	(6)	20,916
Affordable housing fund investment	5,787	6,197	-	-		6,197
Income tax receivable	4,077	5,545	-	-		5,545
Other intangible assets, net	13,191	5,474	-	10,400	(7)	15,874
Other assets	19,045	13,096	1,970	(64)	(8)	15,002

Total assets	$3,718,373	$1,682,702	$712,410	$(13,883)		$2,381,229

Liabilities and Stockholders’ Equity:
Deposits:
Noninterest-bearing deposits	$441,081	$194,662	$260,309	$-		$454,971
Interest-bearing deposits	2,818,293	1,111,680	321,793	196	(9)	1,433,669

Total deposits	3,259,374	1,306,342	582,102	196	(9)	1,888,640
Advances from Federal Home Loan Bank	25,000	75,000	75,409	-		150,409
Notes payable, net	82,224	81,935	-	-		81,935
Reserve for loss on repurchased loans	4,282	3,485	-	-		3,485
Accrued expenses and other liabilities	44,913	27,183	2,451	56	(10)	29,690

Total liabilities	3,415,793	1,493,945	659,962	252		2,154,159
Total shareholders’ equity	302,580	188,757	52,448	(14,135)	(11)	227,070

Total liabilities and shareholders’ equity	$3,718,373	$1,682,702	$712,410	$(13,883)		$2,381,229

*	Includes the impact of the PBOC acquisition that was consummated on July 1, 2013.

Banc of California, Inc.

Proforma Condensed Statements of Operations

For the nine months ended September 30, 2013

(Dollars in thousands, except per share data)

(Unaudited)

		PBOC Merger			Proforma
			Proforma		Combined
	BANC	PBOC	Merger		BANC &
	Historical	(1/1 to 6/30)	Adjustments		PBOC
Interest and dividend income
Loans, including fees	$76,751	$7,456	$1,127	(12)	$85,334
Securities and other earning assets	3,004	2,183	399	(12)	5,586

Total interest and dividend income	79,755	9,639	1,526		90,920
Interest expense
Deposits	10,386	708	(49)	(12)	11,045
Borrowings	5,442	48	-		5,490

Total interest expense	15,828	756	(49)		16,535

Net interest income	63,927	8,883	1,575		74,385
Provision for loan and lease losses	6,195	792	-		6,987

Net interest income after provision for loan and lease losses	57,732	8,091	1,575		67,398
Noninterest income
Customer service fees	1,676	148	-		1,824
Loan servicing income	939	-	-		939
Net gain on mortgage banking activities	52,862	-	-		52,862
Net gain on sale of loans	4,520	2,484	-		7,004
Net gain (loss) on sales of securities available for sale	319	-	-		319
Other income	1,910	169	-		2,079

Total noninterest income	62,226	2,801	-		65,027
Noninterest expense
Salaries and employee benefits	74,570	5,544	-		80,114
Occupancy and equipment	12,070	927	3	(13)	13,000
OREO expense	(127)	-	-		(127)
Amortization of intangible assets	1,707	-	808	(13)	2,515
All other expense	33,236	2,879	-		36,115

Total noninterest expense	121,456	9,350	811		131,617

Income (loss) before income taxes	(1,498)	1,542	764		808
Income tax expense	1,744	373	596	(14)	2,713

Net income (loss)	$(3,242)	$1,169	$168		$(1,905)

Preferred stock dividends	1,234	50	-		1,284

Net income (loss) available to common shareholders	$(4,476)	$1,119	$168		$(3,189)

Basic earnings (loss) per common share	$(0.32)				$(0.21)

Diluted earnings (loss) per common share	$(0.32)				$(0.21)

Weighted average common shares outstanding - basic	14,078,048	3,872,051	(2,483,162)	(15)	15,466,937
Weighted average common shares outstanding - diluted	14,078,048	3,969,760	(2,580,871)	(15)	15,466,937

Banc of California, Inc.

Proforma Condensed Statements of Operations

For the twelve months ended December 31, 2012

(Dollars in thousands, except per share data)

(Unaudited)

		PBOC Merger			Proforma
			Proforma		BANC, Beach,
	BANC	PBOC	Merger		Gateway &
	Historical	Historical	Adjustments		PBOC
Interest and dividend income
Loans, including fees	$51,942	$13,616	$1,887	(12)	$67,445
Securities	3,089	5,885	1,129	(12)	10,103

Total interest and dividend income	55,031	19,501	3,016		77,548
Interest expense
Deposits	5,960	1,617	(83)	(12)	7,494
Borrowings	2,519	112	-		2,631

Total interest expense	8,479	1,729	(83)		10,125

Net interest income	46,552	17,772	3,099		67,423
Provision for loan and lease losses	5,500	1,367	-		6,867

Net interest income after provision for loan and lease losses	41,052	16,405	3,099		60,556
Noninterest income
Customer service fees	1,883	219	-		2,102
Loan servicing income	92	-	-		92
Net gain on mortgage banking activities	21,310	-	-		21,310
Net gain on sale of loans	1,106	-	-		1,106
Net gain (loss) on sales of securities available for sale	(83)	1,886	-		1,803
Other income	12,311	181	-		12,492

Total noninterest income	36,619	2,286	-		38,905
Noninterest expense
Salaries and employee benefits	41,891	10,632	-		52,523
Occupancy and equipment	7,902	1,766	6	(13)	9,674
OREO expense	239	-	-		239
Amortization of intangible assets	696	-	1,857	(13)	2,553
All other expense	20,832	3,879	-		24,711

Total noninterest expense	71,560	16,277	1,863		89,700

Income (loss) before income taxes	6,111	2,414	1,236		9,761
Income tax expense	115	175	519	(14)	809

Net income (loss)	$5,996	$2,239	$717		$8,952

Preferred stock dividends	1,359	100	-		1,459

Net income (loss) available to common shareholders	$4,637	$2,139	$717		$7,493

Basic earnings (loss) per common share	$0.40				$0.54

Diluted earnings (loss) per common share	$0.40				$0.54

Weighted average common shares outstanding - basic	11,703,331	3,843,057	(1,759,724)	(15)	13,786,664
Weighted average common shares outstanding - diluted	11,712,507	3,940,766	(1,857,433)	(15)	13,795,840

Note A—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of Banc of California, Inc. (the Company) resulting from the completed PBOC acquisition, which closed July 1, 2013, under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of PBOC were recorded by the Company at their respective fair values as of the date transaction was completed. The unaudited pro forma combined condensed consolidated statement of financial condition includes the historical financial information of the Company, and the impact of the historical financial information of PBOC as of September 30, 2013. The unaudited pro forma combined condensed consolidated statements of operations for the nine months ended September 30, 2013 and for the twelve months ended December 31, 2012 give effect to the completed PBOC acquisition as if the transaction had been completed on January 1, 2012.

Since the PBOC acquisition is recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to the Company’s balance sheet. In addition, certain nonrecurring costs associated with the completed PBOC acquisition, such as potential severance, professional fees, legal fees and conversion-related expenditures, are expensed as incurred and not reflected in the unaudited pro forma combined condensed consolidated statements of operations.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for loan and lease losses and the allowance for loan and lease losses, for purposes of the unaudited pro forma combined condensed consolidated statement of operations for the nine months ended September 30, 2013 and for the twelve months ended December 31, 2012, the Company assumed no adjustments to the historical amount of PBOC’s provision for loan losses.

Note B—Accounting Policies and Financial Statement Classifications

The Company reviewed the historical accounting policies of PBOC and made conforming adjustments or financial statement reclassifications as necessary.

Note C—Merger and Acquisition Integration Costs

In connection with the PBOC acquisition, operations of PBOC have been integrated into Bank of California, N.A. (the Bank). Certain decisions arose from the integration assessments involved in involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, selling or otherwise disposing of certain premises, furniture and equipment and reassessing a possible deferred tax asset valuation allowance from a potential change in control for tax purposes. The Company also incurred merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. No such costs were considered in the accompanying unaudited pro forma combined condensed consolidated statements of operations.

Note D—Estimated Annual Cost Savings

The Company expects to realize cost savings from the completed the completion of the PBOC acquisition. These cost savings are not reflected in the unaudited pro forma combined condensed consolidated financial information and there can be no assurance they will be achieved in the amount, manner or timing currently contemplated.

Note E—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

1.	Adjustment reflects the payment for cash consideration to PBOC shareholders

2.	Adjustment reflects the fair market value adjustment PBOC’s securities

3.	Adjustment reflects the fair market value adjustment of PBOC’s loans, net of elimination of PBOC’s allowance for loan and lease losses

4.	Adjustment reflects the fair market value adjustment for PBOC’s fixed assets

5.	Adjustment reflects the tax adjustments of 42 percent of the fair value adjustments related to the acquired assets and assumed liabilities. Adjustment is shown as a reduction of the consolidated net deferred tax assets

6.	The amount represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the consideration paid to PBOC shareholders. The excess of the value of the consideration paid over the fair value of net assets acquired was recorded as goodwill and can be summarized as follows.

	July 1, 2013
	($ in thousands)
Consideration paid
Cash		$25,252
Options payout		2,663
Pre-merger options fair market value		30
Shares issued (1)		28,282

Total consideration		56,227
SBLF preferred stock assumed		10,000

Net assets pre-acquisition		51,278

Fair value marks
Loans receivable	$(10,856)
Allowance for loan losses	7,380
Investment securities	(2,495)
Fixed assets	5
Trade name	70
Core deposit intangible	10,330
Deferred taxes assets, net	(4,207)
Prepaid rent	(64)
Lease liability	(56)
Certificate of deposits purchase premium	(196)

Total fair value marks		(89)

Fair value of net assets acquired		51,189

Excess of consideration paid over fair value of net assets acquired (goodwill)		$15,038

(1) @$13.58/share

7.	Adjustment reflects the purchase accounting adjustment in recognition of the fair value of core deposit intangible and trade name intangible

8.	Adjustment reflects a write-off of a portion of prepaid assets acquired

9.	Adjustment reflects the fair market value, or premium, of PBOC’s time deposits

10.	Adjustment reflects the fair market value of leases

11.	The amount represents a purchase accounting reversal of PBOC’s shareholders’ equity, net of additional $10.0 million preferred stock. Adjustment includes the value of the shares

12.	Adjustment reflects the amortization/accretion of fair value adjustments related to loans, investment securities, and deposits

13.	Adjustment reflects the amortization of core deposit intangibles, trade names intangibles, and fixed assets fair market value adjustments

14.	The amount represents the tax impact of 42 percent

15.	Adjustment reflects elimination of weighted average shares outstanding of acquired entities and the issuance of 2,083,333 shares in the acquisition of PBOC